UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018 (August 31, 2018)

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

001-13957	91-1032187
(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Market Street, Suite 350

Denver, Colorado 80202

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

RL Baltimore Loan Purchase

On September 6, 2018, Red Lion Hotels Corporation (the “Company”), through its wholly owned subsidiary RLH Baltimore Loan Acquisition LLC (“RLH Balt Acquisition”), purchased the outstanding promissory note, in the original principal amount of $13,300,000, made by RL Baltimore, LLC to PFP Holding Company IV (the “Baltimore Note”) for a total purchase price of $13.6 million. RL Baltimore, LLC is a wholly owned subsidiary of RLS Balt Venture LLC, a consolidated subsidiary of the Company in which the Company holds a 73% interest. RL Baltimore, LLC has been in default under the terms of the Baltimore Note since the loan matured and became due according to its terms on August 10, 2018. The Baltimore Note will continue to be due and payable and accrue interest at a variable rate equal to 11.25% plus 1 month LIBOR. The Company funded the acquisition of the Baltimore Note with $10 million in borrowings from its outstanding line of credit under the DB Credit Agreement (as defined below) and cash on hand. The Company believes that buying the Baltimore Note provides needed flexibility for a more strategic refinance of the asset in the future.

Amendment to Credit Agreement

On August 31, 2018, the Company entered into a First Amendment (the “Amendment”) and a Waiver (the “Waiver”) to its Credit Agreement (“DB Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent (“Deutsche Bank”), and Deutsche Bank AG New York Branch, Capital One, National Association and Raymond James Bank, N.A., as lenders (collectively, the “Lenders”).

The Amendment authorized the Company’s purchase of the Baltimore Note through RLH Balt Acquisition, as described above, and added RLH Balt Acquisition as a Guarantor under the Credit Agreement. The Company’s equity interest in RLH Balt Acquisition, and its interest in the Baltimore Note, were pledged to Lenders to secure the obligations of the Company under the Credit Agreement. In addition, the Amendment provided that there would be no cross default under the DB Credit Agreement with respect to the Baltimore Note for a period of 180 days, and clarified that no cross default under the DB Credit Agreement would occur in the event RLH Balt Acquisition waives any default under the Baltimore Note after such date.

Pursuant to the Waiver, the Lenders agreed to waive the default of the Company under the Credit Agreement caused by the default of RL Baltimore LLC under the terms of the Baltimore Note, such waiver to be effective August 10, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with the Amendment and Waiver, the Company deposited a total of $20.6 million in a cash collateral account controlled by Deutsche Bank, which the Company used to make a prepayment on the balance outstanding under the Term Facility of the DB Credit Agreement.

As discussed above, effective August 10, 2018, the Lenders under the DB Credit Agreement waived the default of the Company under the Credit Agreement caused by the default of RL Baltimore LLC under the terms of the Baltimore Note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of August 31, 2018, by and among Red Lion Hotels Corporation, certain of the Red Lion Hotels Corporation’s direct and indirect wholly-owned subsidiaries, Deutsche Bank AG New York Branch, Capital One, National Association and Raymond James Bank, N.A.

10.2	Loan Purchase and Sale Agreement dated September 4, 2018 between RLH Baltimore Loan Acquisition, LLC, as Buyer, and PFP IV SUB III, LLC, as Seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: September 7, 2018